UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
     SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2009

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

On May 7, 2009, NovaDel Pharma Inc. (the “Company”), a Delaware corporation, issued a press release to announce that the NYSE AMEX LLC (“AMEX”), has determined that, in accordance with Section 1009 of the AMEX Company Guide, the Company made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by the end of the revised plan period, which AMEX has determined to be no later than November 16, 2009 (the “Plan Period”). The Company’s deadline to regain compliance with Section 1003(a)(i), (ii) and (iii) of the AMEX Company Guide remains November 16, 2009.

As previously disclosed, on May 14, 2008, the Company received notice from AMEX indicating that the Company was not in compliance with Section 1003(a)(iii) of the AMEX Company Guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in the Company’s five most recent fiscal years, and Section 1003(a)(iv) of the AMEX Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or the Company’s financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. On August 6, 2008, the Company issued a press release to announce that AMEX has accepted the Company’s plan to regain compliance with continued listing standards of the AMEX Company Guide. The Company’s plan was submitted on June 12, 2008. On June 27, 2008, the Company received notice from AMEX indicating that the Company was not in compliance with Section 1003(a)(ii) of the AMEX Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of the Company’s four most recent fiscal years. On September 16, 2008, the Company received notice from AMEX indicating that the Company was not in compliance with Section 1003(a)(i) of the AMEX Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of the Company’s three most recent fiscal years. On January 23, 2009, the Company received notice from AMEX indicating that the Company was granted an extension until April 17, 2009 to regain compliance with Section 1003(a)(iv) of the AMEX Company Guide.

The Company will be subject to periodic review by AMEX staff during the Plan Period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the Plan Period could result in the Company being delisted from AMEX.

There can be no assurance that the Company will be able to make progress consistent with the Company’s plan to regain compliance with AMEX’s continued listing standards in a timely manner, or at all.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of NovaDel Pharma Inc. dated May 7, 2009, titled “NYSE AMEX LLC Determines NovaDel Made Reasonable Demonstration of Its Ability to Regain Compliance - November 16, 2009 Deadline to Regain Compliance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Steven B. Ratoff
Name:	Steven B. Ratoff
Title:	Chairman, Interim Chief Financial
Officer, Interim President and Chief
Executive Officer

Date: May 7, 2009